For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports Results for Third Quarter 2016

and Announces Quarterly Dividend

October 18, 2016, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today reported net income for the third quarter of 2016 of  $4.3 million, or $0.23 per diluted share, compared to $4.1 million, or $0.22 per diluted share, for the third quarter of 2015. Net income for the nine months ended September 30, 2016 totaled $11.5 million, or $0.60 per diluted share, compared to $12.8 million, or $0.67 per diluted share, for the nine months ended September 30, 2015.

Southwest announced that its board of directors has approved a quarterly cash dividend of $0.08 per share payable November 15, 2016 to shareholders of record as of November 1, 2016.

Mark Funke, President and CEO, stated, “Loan growth was solid in the third quarter and there was good improvement in noninterest income. Here are several takeaways from this quarter.

•

Total loans grew $58.7 million to $1.9 billion from the second quarter of 2016 and $332.0 million, or 21%,  compared to the third quarter of 2015. We  funded $98.2 million in new loans  during the third quarter of 2016, making this our eleventh consecutive quarter of loan growth.

•	The quarterly net interest margin was 3.42% at September 30, 2016, compared to 3.48% at June 30, 2016 and 3.34% at September 30, 2015.
•

Pre-tax, pre-provision income was $8.3 million in the third quarter, an increase of 3.9% from $8.0 million in the second quarter of 2016 and an increase of 29.1% from $6.5 million in the third quarter of 2015.

•	During the third quarter of 2016, we incurred $0.4 million in restructuring charges for branch closures and personnel reductions.
•	The efficiency ratio for the third quarter of 2016 was 66.09%, compared to 65.70% for the second quarter of 2016 and 68.25% for the third quarter of 2015.
•

During the third quarter of 2016, Southwest repurchased 61,639 shares for a total of $1.0 million. During the first nine months of 2016, Southwest repurchased 1,398,026 shares for a total of $22.1 million, and since August 2014, Southwest has repurchased 2,519,584 shares under the share repurchase programs for a total of $40.8 million.

“Diluted earnings per share of $0.23 was up 4.5% from the same quarter a year ago. During the third quarter, we initiated the closure of three small branches combined with some personnel reductions. These tough decisions will allow us to operate more efficiently going forward. We  will continue to focus our company on producing consistent, conservative, and sustainable earnings through the expansion of our revenue base while prudently managing risk and expenses.”

See Table 3 for details on pre-tax, pre-provision income, which is a non-GAAP financial measure.

Financial Overview

Condition:    As of September 30, 2016, total assets were $2.5 billion, an increase of $65.8 million, when compared to June 30, 2016. As of September 30, 2016, total loans were $1.9 billion, an increase of $58.7 million from the prior quarter end. As of September 30, 2016,  investment securities were $427.9 million, an increase of $5.6 million from the prior quarter end. Cash and cash equivalents at September 30, 2016  were $70.1 million,  an increase of $2.0 million from June 30, 2016.

At September 30, 2016, the allowance for loan losses was $28.5 million, an increase of  $1.6 million when compared to June 30, 2016 and an increase of  $1.9 million when compared to September 30, 2015.  The allowance for loan losses to portfolio loans was 1.52%  as of September 30, 2016,  compared to 1.48% as of June 30, 2016,  and 1.73% as of September 30, 2015.  The allowance for loan losses to nonperforming loans was 116.02%  as of September 30, 2016, compared to 120.39% as of June 30, 2016 and 176.38% as of September 30, 2015. The total allowance for loan losses combined with the purchase discount on acquired loans represents 1.78% of gross loans as of September 30, 2016, compared to 1.87% as of June 30, 2016.

Nonperforming loans were  $24.5  million at September 30, 2016,  an increase of $2.2 million from June 30, 2016, and an increase of $9.4 million from September 30, 2015.  Other real estate was $2.1 million at both September 30, 2016 and June 30, 2016, and $2.3 million at September 30, 2015.  Nonperforming assets were $26.6 million, or 1.42% of portfolio loans and other real estate, as of September 30, 2016, compared to $24.4 million, or 1.35% of portfolio loans and other real estate, as of June 30, 2016, and $17.4 million, or 1.12% of portfolio loans and other real estate, as of September 30, 2015.

As of September 30, 2016, total deposits were $1.9 billion, an increase of $45.1  million,  when compared to June 30, 2016. Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 81% of  total funding as of September 30, 2016 and June 30, 2016.  Wholesale funding, including Federal Home Loan Bank borrowings and brokered deposits, accounted for 19%  of total funding at September 30, 2016 and June 30, 2016.  See Table 7  for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and Bank SNB as of September 30, 2016 exceeded the criteria for regulatory classification as “well-capitalized”. Southwest’s total regulatory capital was $341.2 million, for a total risk-based capital ratio of 15.21%, Common Equity Tier 1 capital was $268.0 million, for a Common Equity Tier 1 ratio of 11.95%, and Tier 1 capital was $313.0 million, for a Tier 1 risk-based capital ratio of 13.95%. Bank SNB had total regulatory capital of $321.7 million, for a total risk-based capital ratio of 14.37% and Common Equity Tier 1 and Tier 1 capital of $293.6 million, for a Common Equity Tier 1 and Tier 1 risk-based capital ratio of 13.12%. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Third Quarter Results:

Summary:  For the third quarter of 2016, net income was $4.3 million, compared to $5.4 million for the second quarter of 2016 and $4.1 million for the third quarter of 2015.  Pre-tax, pre-provision income for the third quarter of 2016 was $8.3 million, compared to $8.0 million for the second quarter of 2016 and $6.4 million for the third quarter of 2015.

The $1.1 million decrease in net income compared to the second quarter of 2016 was primarily due to the $1.7 million provision for loan losses recorded in the third quarter, combined with $0.4 million in restructuring charges.  The decrease in net income also includes a $0.1 million increase in net interest income, a $0.7 million increase in noninterest income and a $0.6 million decrease in income taxes, offset in part by a $0.9 million increase in noninterest expense.

The $0.2 million increase in net income compared to the third quarter of 2015 was due to a $3.3 million increase in net interest income and a $0.5 million increase in noninterest income, offset in part by a $1.7 million increase in the provision for loan losses, and a  $2.1 million increase in noninterest expense. The increases in net interest income, noninterest income, and noninterest expense are due in part to the First Commercial Bancshares, Inc. acquisition that occurred in the fourth quarter of 2015.

Net Interest Income:    Net interest income totaled $19.8 million for the third quarter of 2016, compared to $19.7 million for the second quarter of 2016 and $16.5 million for the third quarter of 2015. Net interest margin was 3.42% for the third quarter of 2016, compared to 3.48% for the second quarter of 2016 and 3.34% for the third quarter of 2015. Interest income for the third quarter of 2016 and the second quarter of 2016 includes $0.5 million and $0.2 million,  of accelerated discount accretion, respectively. The net effects of these adjustments on the net interest margins  were a 10 basis point and a 3 basis point increase, respectively, for each quarter. Average loans (including loans held for sale) for the third quarter of 2016 increased $33.2 million when compared to June 30, 2016, and $359.5 million when compared to September 30, 2015. Loans acquired in the fourth quarter of 2015 were $202.4 million. The benefit of the accelerated loan discount accretion was partially reduced by a $0.2 million decrease in interest income on investment securities caused by accelerated premium amortization, resulting from increased prepayment speeds.

Provision (Credit) for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for loan losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period. The provision for loan losses was a provision of $1.7 million for the third quarter of 2016, compared to a provision of $10,000 for the second quarter of 2016, and a  provision of $23,000 for the third quarter of 2015.  The third quarter 2016 provision was driven primarily by the growth in the loan portfolio and changes in nonperforming loans.  During the third quarter of 2016,  net charge-offs totaled $0.1 million, or 0.03%  (annualized) of average portfolio loans, compared to net charge-offs of $0.3 million, or 0.07% (annualized) of average portfolio loans for the second quarter of 2016 and net recoveries of $0.4 million, or (0.09%) (annualized) of average portfolio loans for the third quarter of 2015.

Noninterest Income:  Noninterest income totaled $4.6  million for the third quarter of 2016, compared to $3.9 million for the second quarter of 2016 and $4.0 million for the third quarter of 2015.

The $0.7 million increase  from the second quarter of 2016 is the result of a  $0.1 million increase in service charges and fees, a $0.1 million increase in the gain on sales of mortgage loans and a $0.7 million increase in other noninterest income, which is primarily from customer risk management interest rate swap income, partially offset by a $0.2 million decrease in gain on sale of investment securities. Service charges and fees includes a $0.1 million and a $0.2 million impairment on mortgage servicing rights for the third quarter of 2016 and the second quarter of 2016, respectively. Other noninterest income includes a $0.1 million loss on disposition of fixed assets related to branch closures.

The $0.5 million increase from the third quarter of 2015 is the result of a  $0.2 million increase in service charges and fees, a $0.2 million increase in the gain on sales of mortgage loans and a $0.1 million increase in other noninterest income, which is primarily from customer risk management interest rate swap income.

Noninterest Expense:    Noninterest expense totaled $16.2 million for the third quarter of 2016, compared to $15.3 million for the second quarter of 2016 and $14.1 million for the third quarter of 2015.

The $0.9 million increase in noninterest expense from the second quarter of 2016 was due to a $0.2 million increase in personnel expense,  a $0.4 million increase in occupancy, a $0.2 million increase in data processing, and a $0.4 million increase in the provision for unfunded loan commitments, offset in part by a $0.2 million decrease in other real estate expenses due to gains on the sales of properties during the quarter. The increase in personnel expense was due to severance and employee benefits, combined with increased mortgage commissions.

The $2.1 million increase in noninterest expense from the third quarter of 2015 consisted of a  $1.4 million increase in personnel expense, a $0.8 million increase in occupancy related to branch closures,  a $0.1 million increase in data processing and a $0.1 million increase in the provision for unfunded loan commitments,  offset in part by a $0.3 million decrease in other real estate expense and a $0.1 million decrease in general and administrative expense.

Income Tax:  Income tax expense totaled $2.2  million for the third quarter of 2016, compared to  $2.9 million for the second quarter of 2016 and $2.3 million for the third quarter of 2015.  The income tax expense fluctuates in relation to pre-tax income levels. The third quarter of 2016 effective tax rate was 34.45%,  compared to 34.70% for the second quarter of 2016 and 35.84% for the third quarter of 2015. The decline in the effective tax rate includes the impact of an increase in tax exempt income, as a percentage of pre-tax income.

Year-to-Date Results:

Summary:  Net income was $11.5 million for the nine months ended September 30, 2016, compared to $12.8 million for the nine months ended September 30, 2015. The $1.3 million decrease in net income from 2015 is the result of a $9.1 million change in the provision for loan losses and a $6.3 million increase in noninterest expense due to increased personnel, occupancy, and general and administrative expenses, offset in part by an  $11.4 million increase in net interest income, a $1.6 million increase in noninterest income, and a $1.1 million decrease in income taxes. The increases in net interest income, noninterest income, and noninterest expense, are due in part to the First Commercial Bancshares, Inc. acquisition that occurred in the fourth quarter of 2015. Net income for the nine months ended September 30, 2016, was also reduced by the restructuring charges of $0.4 million incurred in the third quarter of 2016.

Net Interest Income:    Net interest income totaled $59.3 million for the first nine months of 2016, compared to $47.9 million for the first nine months of 2015, an increase of $11.4 million.  Year-to-date net interest margin was 3.48%, compared to 3.30% for 2015.  Interest income for the first nine months of 2016 includes $1.0 million of accelerated discount accretion. The net effect on the net interest margin was a 6 basis point increase for the nine-month period.  Average loans (including loans held for sale) as of September 30,  2016 increased $363.2 million when compared to September 30, 2015. Loans acquired in the fourth quarter of 2015 were $202.4 million.

Provision (Credit) for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount of expense that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period. The provision for loan losses was $6.1 million for the first nine months of 2016, compared to a negative provision of $3.0 million for the first nine months of 2015. The provision for loan losses for the first nine months of 2016 was driven by the growth in the loan portfolio and the impact of low energy prices combined with deterioration in a few general business credits.  Net charge-offs totaled $3.8 million, or 0.28% (annualized) of average portfolio loans year-to-date as of September 30, 2016, compared to net recoveries of $1.1 million, or (0.11%) (annualized) of average portfolio loans for the same period in 2015.

Noninterest Income:  Noninterest income totaled $11.8 million for the first nine months of 2016, compared to $10.3 million for the first nine months of 2015. The increase consists of a $0.5 million increase in service charges and fees, which for the first nine months of 2016 includes a $0.6 million impairment of mortgage servicing rights, a $0.4 million increase in gains on sales of mortgage loans, a $0.1 million increase in the gain on sale of investment securities,  and a $0.6 million increase in other noninterest income, which includes income on bank owned life insurance and customer risk management interest rate swap income.

Noninterest Expense:    Noninterest expense totaled $47.4 million for the first nine months of 2016, compared to $41.1 million for the first nine months of 2015.  The increase consists of a $4.1 million increase in personnel expense, a $1.7 million increase in occupancy, a $0.2 million increase in data processing, a $0.2 million increase in FDIC and other insurance, a $0.2 million increase in the provision for unfunded loan commitments, and a $0.3 million increase in general and administrative expense, offset in part by a $0.4 million decrease in other real estate expense.

Income Tax:  Income tax expense totaled $6.1 million for the first nine months of 2016, compared to $7.2 million for the first nine months of 2015.  The income tax expense fluctuates in relation to pre-tax income levels. The year-to-date effective tax rate was 34.69% as of September 30, 2016, compared to 36.02% as of September 30, 2015. The decline in the effective tax rate includes the impact of an increase in tax exempt income, as a percentage of pre-tax income.

Conference Call

Southwest will host a conference call to review these results on Wednesday, October 19, 2016 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Investors, news media, and others may pre-register for the call using the following link to receive a special dial-in number and PIN:  http://dpregister.com/10093635. Telephone participants who are unable to pre-register may access the call by telephone at 866-218-2402 (toll-free) or 412-902-4190 (international). Participants are encouraged to dial into the call approximately 10 minutes prior to the start time. The call and corresponding presentation slides will be webcast live on Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb161019. An audio replay will be available one hour after the call at 877-344-

7529 (toll-free) or 412-317-0088 (international),  conference number 10093635. Telephone replay access will be available until November 19, 2016.

Southwest Bancorp and Subsidiaries

Southwest is the holding company for Bank SNB, an Oklahoma state banking corporation (“Bank SNB”). Bank SNB offers commercial and consumer lending, deposit services, specialized cash management, and other financial services from offices in Oklahoma, Texas, Kansas, and Colorado.  Bank SNB was chartered in 1894 and Southwest was organized in 1981 as the holding company. At September 30, 2016,  Southwest had total assets of approximately  $2.5 billion, deposits of $1.9 billion, and shareholders’ equity of $283.8 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, commercial lending, energy banking, and commercial real estate borrowers. The strategic focus on healthcare lending was established in 1974. Southwest and its banking subsidiary provide credit and other remittance services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities. As of September 30, 2016, approximately $443.6 million, or 24%,  of loans were loans to individuals and businesses in the healthcare industry. Regular market reviews are conducted of (i) current and potential healthcare lending business, and (ii) the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Expectations regarding Southwest’s stock repurchase program;
•	Expectations regarding dividends;
•	Expectations regarding acquisitions and divestitures;
•	Assessments of loan quality, probable loan losses or negative provisions, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results. For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of September 30, 2016 through the date its financial statements are filed with the Securities and Exchange Commission. The September 30,  2016 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

The Southwest Bancorp, Inc. logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=8074

The Bank SNB logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=23106

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-YTD	Table 5
Unaudited Quarterly Summary Loan Data	Table 6
Unaudited Quarterly Summary Financial Data	Table 7
Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	Third Quarter			Second Quarter
QUARTERLY HIGHLIGHTS	2016	2015	% Change	2016	% Change
Operations
Net interest income	$19,805	$16,496	20%	$19,695	1%
Provision (credit) for loan losses	1,713	23	7,348	10	17,030
Noninterest income	4,555	4,029	13	3,871	18
Noninterest expense	16,156	14,077	15	15,268	6
Income before taxes	6,491	6,425	1	8,288	(22)
Taxes on income	2,236	2,303	(3)	2,876	(22)
Net income	4,255	4,122	3	5,412	(21)
Diluted earnings per share	0.23	0.22	5	0.28	(18)
Balance Sheet
Total assets	2,468,042	2,059,899	20	2,402,262	3
Loans held for sale	7,899	7,024	12	7,090	11
Portfolio loans	1,872,213	1,541,070	21	1,814,287	3
Total deposits	1,947,924	1,626,250	20	1,902,865	2
Total shareholders' equity	283,820	277,344	2	282,360	1
Book value per common share	15.19	14.57	4	15.06	1
Key Ratios
Net interest margin	3.42%	3.34%		3.48%
Efficiency ratio	66.09	68.25		65.70
Total capital to risk-weighted assets	15.21	18.21		15.56
Nonperforming loans to portfolio loans	1.31	0.98		1.23
Shareholders' equity to total assets	11.50	13.46		11.75
Tangible common equity to tangible assets*	10.92	13.40		11.16
Return on average assets (annualized)	0.70	0.81		0.91
Return on average common equity (annualized)	5.97	5.94		7.67
Return on average tangible common equity (annualized)**	6.33	5.97		8.13

	Nine Months
YEAR-TO-DATE HIGHLIGHTS	2016	2015	% Change
Operations
Net interest income	$59,340	$47,897	24%
Provision (credit) for loan losses	6,098	(3,000)	303
Noninterest income	11,841	10,278	15
Noninterest expense	47,420	41,141	15
Income before taxes	17,663	20,034	(12)
Taxes on income	6,127	7,216	(15)
Net income	11,536	12,818	(10)
Diluted earnings per share	0.60	0.67	(11)
Balance Sheet
Total assets	2,468,042	2,059,899	20
Loans held for sale	7,899	7,024	12
Portfolio loans	1,872,213	1,541,070	21
Total deposits	1,947,924	1,626,250	20
Total shareholders' equity	283,820	277,344	2
Book value per common share	15.19	14.57	4
Key Ratios
Net interest margin	3.48%	3.30%
Efficiency ratio	66.41	70.33
Total capital to risk-weighted assets	15.21	18.21
Nonperforming loans to portfolio loans	1.31	0.98
Shareholders' equity to total assets	11.50	13.46
Tangible common equity to tangible assets*	10.92	13.40
Return on average assets (annualized)	0.65	0.86
Return on average common equity (annualized)	5.37	6.27
Return on average tangible common equity (annualized)**	5.69	6.31

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 7 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	September 30,	December 31,	September 30,
	2016	2015	2015
Assets
Cash and due from banks	$36,298	$24,971	$25,198
Interest-bearing deposits	33,799	53,158	43,447
Cash and cash equivalents	70,097	78,129	68,645
Securities held to maturity (fair values of $10,887, $12,282, and $13,462 respectively)	10,474	11,797	12,954
Securities available for sale (amortized cost of $414,830, $401,136 and $373,219, respectively)	417,464	400,331	375,589
Loans held for sale	7,899	7,453	7,024
Loans receivable	1,872,213	1,771,975	1,541,070
Less: Allowance for loan losses	(28,452)	(26,106)	(26,593)
Net loans receivable	1,843,761	1,745,869	1,514,477
Accrued interest receivable	5,839	5,767	4,872
Non-hedge derivative asset	4,123	1,793	2,344
Premises and equipment, net	23,248	23,819	18,180
Other real estate	2,106	2,274	2,274
Goodwill	13,545	13,467	1,214
Other intangible assets, net	5,819	6,615	3,973
Other assets	63,667	59,708	48,353
Total assets	$2,468,042	$2,357,022	$2,059,899

Liabilities
Deposits:
Noninterest-bearing demand	$550,121	$596,494	$526,159
Interest-bearing demand	146,583	151,015	114,877
Money market accounts	576,550	534,357	502,028
Savings accounts	54,849	56,333	36,163
Time deposits of $100,000 or more	347,976	311,538	238,318
Other time deposits	271,845	234,368	208,705
Total deposits	1,947,924	1,884,105	1,626,250
Accrued interest payable	969	867	778
Non-hedge derivative liability	4,123	1,793	2,344
Other liabilities	10,842	11,684	9,989
Other borrowings	173,971	110,927	96,801
Subordinated debentures	46,393	51,548	46,393
Total liabilities	2,184,222	2,060,924	1,782,555

Shareholders' equity
Common stock - $1 par value; 40,000,000 shares authorized;
21,223,895, 21,138,028 and 19,901,336 shares issued, respectively	21,224	21,138	19,901
Additional paid-in capital	122,594	121,966	101,611
Retained earnings	180,133	173,210	169,825
Accumulated other comprehensive income (loss)	1,028	(1,290)	372
Treasury stock, at cost, 2,538,510, 1,131,226 and 868,617 shares, respectively	(41,159)	(18,926)	(14,365)
Total shareholders' equity	283,820	296,098	277,344
Total liabilities and shareholders' equity	$2,468,042	$2,357,022	$2,059,899

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months ended			For the nine months
	September 30,	June 30,	September 30,	ended September 30,
	2016	2016	2015	2016	2015
Interest income
Loans	$20,541	$20,031	$16,510	$60,602	$47,919
Investment securities	1,719	1,962	1,443	5,646	4,120
Other interest-earning assets	50	51	267	154	860
Total interest income	22,310	22,044	18,220	66,402	52,899

Interest expense
Interest-bearing deposits	1,542	1,428	905	4,277	2,602
Other borrowings	374	342	255	1,025	723
Subordinated debentures	589	579	564	1,760	1,677
Total interest expense	2,505	2,349	1,724	7,062	5,002

Net interest income	19,805	19,695	16,496	59,340	47,897

Provision (credit) for loan losses	1,713	10	23	6,098	(3,000)

Net interest income after provision for loan losses	18,092	19,685	16,473	53,242	50,897

Noninterest income
Service charges and fees	2,681	2,556	2,441	7,786	7,319
Gain on sales of mortgage loans	775	722	565	1,898	1,534
Gain on sale/call of investment securities, net	3	165	19	294	162
Other noninterest income	1,096	428	1,004	1,863	1,263
Total noninterest income	4,555	3,871	4,029	11,841	10,278

Noninterest expense
Salaries and employee benefits	9,794	9,587	8,374	28,723	24,577
Occupancy	3,103	2,669	2,288	8,443	6,773
Data processing	582	430	475	1,482	1,331
FDIC and other insurance	341	432	341	1,141	969
Other real estate, net	(233)	8	20	(212)	153
Provision (credit) for unfunded loan commitments	146	(263)	18	98	(92)
General and administrative	2,423	2,405	2,561	7,745	7,430
Total noninterest expense	16,156	15,268	14,077	47,420	41,141
Income before taxes	6,491	8,288	6,425	17,663	20,034
Taxes on income	2,236	2,876	2,303	6,127	7,216
Net income	$4,255	$5,412	$4,122	$11,536	$12,818

Pre-tax, pre-provision income*	$8,350	$8,035	$6,466	$23,859	$16,942

Basic earnings per common share	$0.23	$0.29	$0.22	$$0.61	$0.67
Diluted earnings per common share	0.23	0.28	0.22	$0.60	0.67
Common dividends declared per share	0.08	0.08	0.06	0.24	0.18

*This is a Non-GAAP based financial measure. Pre-tax, pre-provision income is calculated as follows:
Net Income + Taxes on income + Provision (credit) for loan losses + Provision (credit) for unfunded loan commitments

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	September 30, 2016		June 30, 2016		September 30, 2015
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,832,750	4.46%	$1,799,591	4.48%	$1,473,297	4.45%
Investment securities	425,276	1.61	428,275	1.84	387,194	1.48
Other interest-earning assets	48,759	0.41	48,569	0.42	100,011	1.06
Total interest-earning assets	2,306,785	3.85	2,276,435	3.89	1,960,502	3.69
Other assets	107,140		103,566		65,459
Total assets	$2,413,925		$2,380,001		$2,025,961

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$152,134	0.15%	$165,011	0.16%	$123,829	0.12%
Money market accounts	545,040	0.26	537,734	0.25	497,935	0.17
Savings accounts	54,073	0.14	54,808	0.13	35,982	0.10
Time deposits	603,201	0.73	589,029	0.69	446,464	0.57
Total interest-bearing deposits	1,354,448	0.45	1,346,582	0.43	1,104,210	0.33
Other borrowings	163,495	0.91	141,623	0.97	76,799	1.32
Subordinated debentures	46,393	5.08	46,393	4.99	46,393	4.86
Total interest-bearing liabilities	1,564,336	0.64	1,534,598	0.62	1,227,402	0.56

Noninterest-bearing demand deposits	549,077		547,963		511,442
Other liabilities	16,937		13,598		11,708
Shareholders' equity	283,575		283,842		275,409
Total liabilities and shareholders' equity	$2,413,925		$2,380,001		$2,025,961

Net interest income and spread		3.21%		3.27%		3.13%
Net interest margin (1)		3.42%		3.48%		3.34%
Average interest-earning assets
to average interest-bearing liabilities	147.46%		148.34%		159.73%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – YEAR-TO-DATE (Dollars in thousands)	Table 5

	For the nine months ended September 30,
	2016		2015
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,807,204	4.48%	$1,444,026	4.44%
Investment securities	421,965	1.79	374,987	1.47
Other interest-earning assets	49,451	0.42	120,749	0.95
Total interest-earning assets	2,278,620	3.89	1,939,762	3.65
Other assets	106,196		57,787
Total assets	$2,384,816		$1,997,549

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$159,235	0.16%	$133,447	0.10%
Money market accounts	541,870	0.25	485,571	0.16
Savings accounts	54,902	0.14	34,688	0.10
Time deposits	585,545	0.69	443,060	0.57
Total interest-bearing deposits	1,341,552	0.43	1,096,766	0.32
Other borrowings	140,846	0.97	69,908	1.38
Subordinated debentures	47,108	4.98	46,393	4.82
Total interest-bearing liabilities	1,529,506	0.62	1,213,067	0.55

Noninterest-bearing demand deposits	553,338		500,263
Other liabilities	15,108		10,879
Shareholders' equity	286,864		273,340
Total liabilities and shareholders' equity	$2,384,816		$1,997,549

Net interest income and spread		3.27%		3.10%
Net interest margin (1)		3.48%		3.30%
Average interest-earning assets
to average interest-bearing liabilities	148.98%		159.91%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6

		2016		2015
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$893,807	$862,287	$878,822	$938,462	$869,250	$759,406	$759,676
One-to-four family residential	193,678	183,693	158,078	161,958	95,906	85,338	86,343
Real estate construction:
Commercial	184,211	175,805	156,454	129,070	126,407	186,140	192,052
One-to-four family residential	22,460	20,347	24,202	21,337	12,866	13,107	12,586
Commercial	566,403	558,472	543,822	507,173	423,480	384,788	366,282
Installment and consumer	19,553	20,773	20,506	21,429	20,185	20,651	21,306
Total loans, including held for sale	1,880,112	1,821,377	1,781,884	1,779,429	1,548,094	1,449,430	1,438,245
Less allowance for loan losses	(28,452)	(26,876)	(27,168)	(26,106)	(26,593)	(26,219)	(27,250)
Total loans, net	$1,851,660	$1,794,501	$1,754,716	$1,753,323	$1,521,501	$1,423,211	$1,410,995
LOANS BY SEGMENT
Oklahoma banking****	$1,117,716	$1,085,986	$1,060,482	$1,048,473	$832,282	$810,367	$814,949
Texas banking	605,682	577,333	560,421	580,476	563,010	493,047	478,005
Kansas banking	156,714	158,058	160,981	150,480	152,802	146,016	145,291
Total loans	$1,880,112	$1,821,377	$1,781,884	$1,779,429	$1,548,094	$1,449,430	$1,438,245
NONPERFORMING LOANS BY TYPE
Construction & development	$1,073	$1,436	$1,444	$1,010	$391	$416	$392
Commercial real estate	7,620	3,894	3,830	3,992	1,795	2,141	2,247
Commercial	12,791	13,800	13,461	13,491	11,727	5,114	5,447
One-to-four family residential	2,982	3,120	3,448	1,777	1,016	1,216	1,065
Consumer	58	75	84	88	148	-	-
Total nonperforming loans	$24,524	$22,325	$22,267	$20,358	$15,077	$8,887	$9,151
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking****	$12,275	$9,268	$7,978	$6,948	$2,846	$1,670	$2,244
Texas banking	11,805	12,586	13,521	12,450	11,025	5,353	5,264
Kansas banking	444	471	768	960	1,206	1,864	1,643
Total nonperforming loans	$24,524	$22,325	$22,267	$20,358	$15,077	$8,887	$9,151
OTHER REAL ESTATE BY TYPE
Construction & development	$1,756	$1,962	$2,060	$2,060	$2,025	$2,035	$2,035
Commercial real estate	350	160	214	214	249	358	220
Total other real estate	$2,106	$2,122	$2,274	$2,274	$2,274	$2,393	$2,255
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking****	$-	$220	$274	$274	$200	$200	$-
Texas banking	2,106	1,902	2,000	2,000	2,025	2,000	2,000
Kansas banking	-	-	-	-	49	193	255
Total other real estate	$2,106	$2,122	$2,274	$2,274	$2,274	$2,393	$2,255

****Due to immateriality, Colorado banking is included within Oklahoma banking.
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

		2016		2015
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$588	$-	$-	$-	$-	$-	$201
Commercial real estate	12,212	33,472	36,216	26,981	22,362	20,375	24,672
Commercial	30,555	29,537	29,931	9,879	7,366	14,519	14,016
One-to-four family residential	2,119	1,353	2,275	2,285	79	80	81
Consumer	2	2	38	10	-	-	-
Total potential problem loans	$45,476	$64,364	$68,460	$39,155	$29,807	$34,974	$38,970
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking****	$21,780	$43,895	$46,102	$32,970	$23,597	$23,231	$26,713
Texas banking	21,029	17,726	18,801	4,165	4,086	9,180	9,541
Kansas banking	2,667	2,743	3,557	2,020	2,124	2,563	2,716
Total potential problem loans	$45,476	$64,364	$68,460	$39,155	$29,807	$34,974	$38,970
ALLOWANCE ACTIVITY
Balance, beginning of period	$26,876	$27,168	$26,106	$26,593	$26,219	$27,250	$28,452
Charge-offs	626	538	3,725	569	226	325	230
Recoveries	489	236	412	648	577	430	915
Net charge-offs (recoveries)	137	302	3,313	(79)	(351)	(105)	(685)
Provision (credit) for loan losses	1,713	10	4,375	(566)	23	(1,136)	(1,887)
Balance, end of period	$28,452	$26,876	$27,168	$26,106	$26,593	$26,219	$27,250
NET CHARGE-OFFS BY TYPE
Construction & development	$-	$-	$-	$-	$(16)	$(15)	$5
Commercial real estate	108	(44)	(187)	219	24	82	(118)
Commercial	(64)	82	3,408	(286)	(325)	(52)	(188)
One-to-four family residential	44	(12)	41	(48)	(68)	(91)	(331)
Consumer	49	276	51	36	34	(29)	(53)
Total net charge-offs (recoveries) by type	$137	$302	$3,313	$(79)	$(351)	$(105)	$(685)
NET CHARGE-OFFS BY SEGMENT
Oklahoma banking****	$34	$127	$458	$288	$(86)	$25	$(309)
Texas banking	180	211	952	(415)	(103)	(72)	(114)
Kansas banking	(77)	(36)	1,903	48	(162)	(58)	(262)
Total net charge-offs (recoveries) by segment	$137	$302	$3,313	$(79)	$(351)	$(105)	$(685)

****Due to immateriality, Colorado banking is included within Oklahoma banking.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands, except per share)	Table 7

		2016		2015
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.23	$0.29	$0.10	$0.23	$0.22	$0.22	$0.24
Diluted earnings per common share	0.23	0.28	0.10	0.23	0.22	0.22	0.24
Common dividends declared per share	0.08	0.08	0.08	0.06	0.06	0.06	0.06
Book value per common share	15.19	15.06	14.81	14.80	14.57	14.38	14.26
Tangible book value per share*	14.33	14.20	13.97	13.98	14.49	14.29	14.17
COMMON STOCK
Shares issued	21,223,895	21,223,613	21,225,034	21,138,028	19,901,336	19,900,855	19,900,350
Less treasury shares	2,538,510	2,472,830	1,939,989	1,131,226	868,617	867,310	867,310
Outstanding shares	18,685,385	18,750,783	19,285,045	20,006,802	19,032,719	19,033,545	19,033,040
OTHER FINANCIAL DATA
Investment securities	$427,938	$422,296	$423,030	$412,128	$388,543	$373,260	$377,545
Loans held for sale	7,899	7,010	1,803	7,453	7,024	6,687	9,106
Portfolio loans	1,872,213	1,814,367	1,780,081	1,771,975	1,541,070	1,442,743	1,429,139
Total loans	1,880,112	1,821,377	1,781,884	1,779,428	1,548,094	1,449,430	1,438,245
Total assets	2,468,042	2,402,262	2,360,819	2,357,022	2,059,899	2,031,581	2,003,079
Total deposits	1,947,924	1,902,865	1,895,248	1,884,105	1,626,250	1,624,446	1,616,454
Other borrowings	173,971	153,568	117,763	110,927	96,801	75,839	58,578
Subordinated debentures	46,393	46,393	46,393	51,548	46,393	46,393	46,393
Total shareholders' equity	283,820	282,360	285,661	296,098	277,344	273,681	271,444
Mortgage servicing portfolio	453,988	443,568	434,340	432,318	422,845	415,961	407,903
INTANGIBLE ASSET DATA
Goodwill	$13,545	$13,467	$13,467	$13,467	$1,214	$1,214	$1,214
Core deposit intangible	2,438	2,584	2,734	2,894	342	405	467
Mortgage servicing rights	3,381	3,350	3,411	3,721	3,631	3,518	3,399
Total intangible assets	$19,364	$19,401	$19,612	$20,082	$5,187	$5,137	$5,080
Intangible amortization expense	$344	$350	$341	$330	$243	$243	$168
DEPOSIT COMPOSITION
Non-interest bearing demand	$550,121	$545,421	$552,499	$596,494	$526,159	$515,156	$506,952
Interest-bearing demand	146,583	160,886	168,210	151,015	114,877	131,547	140,659
Money market accounts	576,550	547,415	540,323	534,357	502,028	496,178	488,569
Savings accounts	54,849	55,209	56,235	56,333	36,163	35,647	34,413
Time deposits of $100,000 or more	347,976	323,137	314,496	311,538	238,318	233,105	227,426
Other time deposits	271,845	270,797	263,485	234,368	208,705	212,813	218,435
Total deposits**	$1,947,924	$1,902,865	$1,895,248	$1,884,105	$1,626,250	$1,624,446	$1,616,454
OFFICES AND EMPLOYEES
FTE Employees	393	410	411	412	358	361	360
Branches	31	33	33	33	24	24	23
Assets per employee	$6,280	$5,859	$5,744	$5,721	$5,754	$5,628	$5,564
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,947,924	$1,902,865	$1,895,248	$1,884,105	$1,626,250	$1,624,446	$1,616,454
Less:
Brokered time deposits	65,398	61,709	55,901	39,797	10,086	7,683	7,694
Other brokered deposits	214,175	175,367	140,372	135,880	133,025	103,025	83,025
Non-brokered deposits	$1,668,351	$1,665,789	$1,698,975	$1,708,428	$1,483,139	$1,513,738	$1,525,735
Plus:
Sweep repurchase agreements	46,971	42,568	42,763	37,273	50,801	50,839	33,578
Core funding	$1,715,322	$1,708,357	$1,741,738	$1,745,701	$1,533,940	$1,564,577	$1,559,313

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 8

		2016		2015
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.70%	0.91%	0.32%	0.78%	0.81%	0.85%	0.92%
Return on average common equity (annualized)	5.97	7.67	2.56	6.14	5.94	6.11	6.78
Return on average tangible common equity
(annualized)*	6.33	8.13	2.71	6.46	5.97	6.14	6.82
Net interest margin (annualized)	3.42	3.48	3.54	3.48	3.34	3.31	3.25
Total dividends declared to net income	35.14	28.35	84.66	26.22	27.53	27.45	25.19
Effective tax rate	34.45	34.70	35.19	35.96	35.84	34.51	37.49
Efficiency ratio	66.09	65.70	67.48	72.17	68.16	71.83	71.69
NONPERFORMING ASSETS
Nonaccrual loans	$24,109	$22,259	$22,161	$19,858	$15,076	$8,887	$9,151
90 days past due and accruing	415	66	106	500	1	-	-
Total nonperforming loans	24,524	22,325	22,267	20,358	15,077	8,887	9,151
Other real estate	2,106	2,122	2,274	2,274	2,274	2,393	2,255
Total nonperforming assets	$26,630	$24,447	$24,541	$22,632	$17,351	$11,280	$11,406
Potential problem loans	$45,476	$64,364	$68,460	$39,155	$29,807	$34,974	$38,970
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and
other real estate	1.42%	1.35%	1.38%	1.28%	1.12%	0.78%	0.80%
Nonperforming loans to portfolio loans	1.31	1.23	1.25	1.15	0.98	0.62	0.64
Allowance for loan losses to portfolio loans	1.52	1.48	1.53	1.47	1.73	1.82	1.91
Allowance for loan losses to
nonperforming loans	116.02	120.39	122.01	128.23	176.38	295.03	297.78
Net loan charge-offs to average portfolio
loans (annualized)	0.03	0.07	0.75	(0.02)	(0.09)	(0.03)	(0.20)
CAPITAL RATIOS
Average total shareholders' equity to
average assets	11.75%	11.93%	12.42%	12.77%	13.59%	13.87%	13.59%
Leverage ratio	13.07	13.18	13.45	14.41	15.84	16.12	15.75
Common equity tier 1 capital	11.95	12.22	12.13	13.21	14.57	15.30	15.51
Tier 1 capital to risk-weighted assets	13.95	14.28	14.14	15.53	16.95	17.84	18.10
Total capital to risk-weighted assets	15.21	15.53	15.39	16.79	18.21	19.09	19.36
Tangible common equity to tangible assets***	10.92	11.16	11.49	11.95	13.40	13.40	13.48
REGULATORY CAPITAL DATA
Common equity tier 1 capital	$268,045	$266,612	$270,564	$282,737	$275,350	$272,048	$269,007
Tier I capital	313,045	311,612	315,326	332,468	320,350	317,048	314,007
Total capital	341,196	338,968	343,287	359,300	344,095	339,412	335,734
Total risk adjusted assets	2,243,895	2,182,051	2,230,326	2,140,344	1,889,892	1,777,618	1,734,401
Average total assets	2,395,991	2,363,834	2,344,259	2,307,421	2,022,972	1,966,577	1,993,446
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Common Equity to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$283,820	$282,360	$285,661	$296,098	$277,344	$273,681	$271,444
Less goodwill and core deposit intangible	15,983	16,051	16,201	16,361	1,556	1,619	1,681
Tangible common equity	$267,837	$266,309	$269,460	$279,737	$275,788	$272,062	$269,763
Total assets	$2,468,042	$2,402,262	$2,360,819	$2,357,022	$2,059,899	$2,031,581	$2,003,079
Less goodwill and core deposit intangible	15,983	16,051	16,201	16,361	1,556	1,619	1,681
Tangible assets	$2,452,059	$2,386,211	$2,344,618	$2,340,661	$2,058,343	$2,029,962	$2,001,398
Total shareholders' equity to total assets	11.50%	11.75%	12.10%	12.56%	13.46%	13.47%	13.55%
Tangible common equity to tangible assets	10.92%	11.16%	11.49%	11.95%	13.40%	13.40%	13.48%

Balance sheet amounts and ratios are as of period end unless otherwise noted.